                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement and Post-Effective Amendment No. 1 on Form S-3 (Nos. 33-44380 and 333-36415), the Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648, 333-42231
and 333-52175) and the Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061) of Phelps Dodge Corporation of our reports dated January 26, 2000, relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP

Phoenix, Arizona
March 21, 2000